SUBSIDIARIES OF REGISTRANT

     The following entities are subsidiaries of the Registrant, First Merchants Corporation, as of the date hereof:



   Name of Registrant's Subsidiary                 State of Incorporation or
                                                    Organization

   First Merchants Bank, National Association      Under the laws of the United
     (also doing business as First Merchants        States
     Bank of  Hamilton County)
   200 East Jackson Street
   Muncie, Indiana  47305

   First United Bank                              Indiana
   709 Mill Street
   Middletown, Indiana  47356

   The Madison Community Bank                     Indiana
   19 West 10th Street
   Anderson, Indiana 46016

   First Merchants Insurance Services, Inc.       Indiana
   200 East Jackson Street
   Muncie, Indiana  47305
     (a wholly-owned subsidiary of Pendleton
     Banking Company)

   The First National Bank of Portland            Under the laws of the United
   112 West Main Street                            States
   Portland, Indiana  47371

   The Randolph County Bank                       Indiana
   122 West Washington Street
   Winchester, Indiana  47394

   The Union County National Bank                 Under the laws of the United
     of Liberty                                    States
   107 West Union, Box 217
   Liberty, Indiana  47353


                                    Ex.21-1